                                   Exhibit 99

                             Joint Filer Information

Name:  Lime Rock Partners GP V, L.P.

Address: 274 Riverside Avenue
         Westport, CT 06680
         Attention:  Kris Agarwal

Designated Filer: Lime Rock Partners V, L.P.

Issuer & Ticker Symbol: Allis-Chalmers Energy Inc. (ALY)

Date of Event Requiring Statement: 02/23/2011

                                                                                                                                                                                    Lime
                                  Lime Rock Partners GP V, L.P.

                                  By:  LRP GP V, Inc., its general partner

                                  By: /s/ John T. Reynolds    February 25, 2011
                                  Name: John T. Reynolds      Date
                                  Title:   Director

Name:  LRP GP V, Inc.

Address: 274 Riverside Avenue
         Westport, CT 06680
         Attention:  Kris Agarwal

Designated Filer: Lime Rock Partners V, L.P.

Issuer & Ticker Symbol: Allis-Chalmers Energy Inc. (ALY)

Date of Event Requiring Statement:  02/23/2011

                                  LRP GP V, Inc.,

                                  By: /s/ John T. Reynolds    February 25, 2011
                                  Name: John T. Reynolds      Date
                                  Title: Director